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                                                                       Exhibit A

[LETTERHEAD OF TERRA]





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News Release
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For Immediate Release                                   Contact: Paula C. Norton
                                                                 (712) 277-5438


            TERRA INDUSTRIES CORRECTS ERROR IN MAY 11 ANNOUNCEMENT


Sioux City, Iowa (May 12, 1995)--In an announcement yesterday that Terra Industries Inc. (NYSE symbol: TRA) had withdrawn its proposal to acquire the outstanding senior preference units of Terra Nitrogen Company, L.P. (TNCLP), it was stated that TNCLP had reported earnings of $14.7 million for the quarter ended March 31, 1995. TNCLP earnings actually were $41.7 million as previously reported on April 24.




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